Exhibit 23.6

Consent of Independent Auditors

Enterprise Bank of NJ and Subsidiaries

Kenilworth, New Jersey

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-4 of SB One Bancorp of our report dated March 1, 2018 relating to the consolidated financial statements of Enterprise Bank of NJ and Subsidiaries, which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Iselin, New Jersey

October 25, 2018